Exhibit 99.1

The information below is an English translation of an article published on or about January 15, 2024, in the January/February 2024 issue of the Fortune Times, a magazine published online and throughout southeast Asia. The article was originally published in Chinese. Attempts to provide an accurate translation of the article in Chinese have been made, but slight differences may exist due to linguistic nuances.

A century ago, Bertie Charles Forbes, founder of the famous business magazine Forbes, wrote in the first issue: “Business was originated to produce happiness, not to pile up millions.”

A hundred years later, in an interview between Times Finance Magazine and Ng Tse Meng, Chairman of Ruifeng Wealth Management Pte Ltd and Chairman and President of RF Acquisition Corp. in Singapore, Ng Tse Meng also talked about the meaning of wealth—"the most important thing is to make people happy". This is very similar to Mr. Forbes’s vision of using business to create happiness. Perhaps this proves that the underlying logic of wisdom is the same.

After twenty years of ups and downs in the financial industry, for this young man, wealth is not just a cold number, but a journey that burns with passion and explores the meaning of life. As a new-generation wealth creator who grew up in Singapore and is also a family office manager, how does Ng Tse Meng manage wealth intelligently and create wealth in Singapore, the world's financial center and the Asia-Pacific wealth management center? How does he have the courage to refresh himself and start a new business from scratch?

Ng Tse Meng: Creating wealth through happiness

Text: Song Wei Zhijun

Photography: Cai Qingfu

The man in front of me, Ng Tse Meng, had a fair face that looked a bit boyish and spoke fluent Chinese. When we met for the first time, it was difficult to reconcile the reality of him with his glorious career experience. After all, most bankers give the impression that they are mature, solemn, and aloof, with a little white hair soaked in the essence of time.

Through his speech, Ng Tse Meng delivered sincere and contagious sharing. He was straightforward and energetic, humble and patient. The stylish shoes and socks on his feet not only revealed his taste, but also his unconventional personality. When talking about today's hot investment fields, such as AI (artificial intelligence), digital cryptocurrency, and NFT artwork, his thinking is open and active. He said that he usually loves to read and especially pays close attention to the news. In his opinion, it is very necessary for a qualified banking expert to maintain a global perspective by understanding diverse current affairs trends. This involves not only understanding customer-related information, but also gaining insight into investment trends.

Merging with the games business to drive resonance in the entrepreneurial community

Just in October this year, Ng Tse Meng's RF Acquisition Corp. (RFAC) and RF Dynamic LLC reached a business merger agreement with Grand Centrex Ltd (GCL Asia), an Asian game distributor and publisher headquartered in Singapore. Subsequently, it is expected that GCL Asia will be listed on Nasdaq in the United States through the special acquisition company (SPAC), with the stock trading symbol, "GCL". GCL Asia's pre-transaction equity valuation is approximately US$1.2 billion (approximately S$1.65 billion). The transaction includes a minimum cash condition of US$25 million.

An important reason why GCL Asia was chosen as the first acquisition target was that since 2011, GCL Asia has distributed in Asia four of the top ten best-selling games of all time in Asia. After listing, the company plans to continue to provide high-quality, engaging gaming experiences to Asia, leveraging its comprehensive gaming ecosystem to bring games developed in Asia to the global market, and games developed in the United States and the European Union to the Asian market. The company plans to use more funds to develop higher-revenue areas such as game distribution and intellectual property management, while also expanding the marketing influence of games, especially high-budget, high-quality AAA games, and medium-budget and medium-quality AA console games.

According to Ng Tse Meng, publishing and distribution are two critical links in the games industry, which involve bringing games to the market, managing sales channels, and ensuring that games can be successfully obtained and played by players. Among them, game publishing is the process of introducing games to the market. Publishers are typically responsible for coordinating the production, marketing, sales and distribution of games. Furthermore, game distribution involves getting games to various sales channels so that they can ultimately reach gamers. This includes physical retail stores, digital platforms, online stores, and more.

RFAC, established in Delaware, USA in 2021, was listed on Nasdaq in the USA with US$100 million a year later. Ng Tse Meng, who has little experience in SPAC listings, naturally paid a high cost of learning in the process of promoting RFAC to Nasdaq. However, these costs will not be paid in vain; they will be converted into experience in expanding the market with partners in the future.

As the main promoter of GCL Asia’s merger, Ng Tse Meng believes that this is a strategic step to occupy the Asian, European and American games markets in the future. On one hand, it can help game publishers in the United States and Europe manage increasingly complex Asian content and better unleash their potential in the fast-growing Asian market; on the other hand, it can also introduce games with good reputations in Chinese-speaking regions to the United States and Europe.

He said with certainty: "Spanning multiple markets, linking the East and the West, and breaking down cultural barriers between different countries and ethnic groups are the advantages of Singaporean companies. This is a unique opportunity for RFAC to open a new way of thinking, be part of a company that is at an inflection point which grows rapidly and makes profits.”

Although the outside world has varying opinions on the SPAC listing method, on a deeper level, Ng Tse Meng hopes that through GCL Asia’s performance in the US capital market, it will bring incentives to local innovation and entrepreneurs, and influence more local young people to break through themselves, devote themselves to innovation and inject more confidence and development vitality into the prospects of Singapore's science and technology innovation field.

Stepping out of the banks and starting a family office

For a long time, traditional family offices (FOs) have been mostly concentrated in Western countries. As the economic situation in Asia rises, many new generations of super-rich people have been created. Family offices, a "new" concept that is not new to Western society, gradually moves eastward to Asia.

Singapore has a stable business and political environment, a sound legal system, and a strong financial, investment and wealth management talent pool. It also provides a favourable tax environment. These are all important considerations for high-net-worth and ultra-high-net-worth individuals when they choose to set up a family office. FOs offer a wide range of investment options for their personal wealth, including stocks, funds and other instruments. After FOs are established, they can first apply for a Singapore Employment Pass (EP), and then apply for Singapore permanent residence or citizenship. It can be said that setting up a FO is one of the important ways for high-net-worth individuals to immigrate to Singapore.

In recent years, British businessman James Dyson, hedge fund godfather Ray Dalio, Hong Kong's richest man Li Ka-shing, and Haidilao founders Zhang Yong and his wife have all set up FOs in Singapore. Led by these high-net-worth individuals, the number of FOs in Singapore has increased from 400 at the end of 2020 to 1,100 in 2022, a nearly three-fold increase in two years, while there were only about 50 FOs in Singapore in 2018.

Kirby Rosploc, a researcher and consultant for FOs in the United States, believes that four out of ten FOs around the world were established in the past ten years, and the number of new ones is surprising. Among them, the demand for FOs in Asia is particularly prominent, which is inseparable from the rapid growth of private wealth in Asia. Although the COVID-19 epidemic has dealt a heavy blow to the global economy, Forbes reported that the number of billionaires in 70 countries around the world reached a record 2,755 in 2021, with 1,149 billionaires from the Asia-Pacific region.

In 2019, Ng Tse Meng, who was having a smooth career in the private banking industry, was determined to push himself out of his comfort zone. It is precisely because of the phenomenon that Asian FOs generally have shorter development times than those in Western countries that have existed for several generations—the wealth is still in the hands of the first- or second-generation entrepreneurs, and the value-added model mainly relies on the family business itself. As a sensitive and experienced financial professional, he smelled opportunities for development.

No one knew that an epidemic was about to sweep the world. In his words at the time, "In the future, as the first generation of family business leaders gets older, it is expected that there will be a huge generational gap in the next ten to fifteen years. The transfer of wealth will inevitably lead to a stronger dependence on FOs."

For these internal and external reasons, Ng Tse Meng, his brother and former assistant co-founded Ruifeng Wealth Management (RWM) in 2019, a multi-family office (MFO) wealth management company with a full license issued by the Monetary Authority of Singapore. Ruifeng's business scope includes wealth management, investment advice, foreign exchange services, financing, securities trading, immigration-related services, etc. The company also provides trust, offshore high-value life insurances, FO, private equity, and private debt services to help clients manage wealth and risks to realize asset appreciation. The company is committed to providing customers with customized solutions to meet their investment needs around the world. Ng Tse Meng's many years of experience in private banking have become his entrepreneurial advantages in developing private wealth planning benefits for families, integrating family investment needs, and helping families achieve wealth goals.

However, Ruifeng, which was established upon the trend of FOs, soon suffered the impact of a global epidemic. The two Ng brothers worked closely together to withstand the severe test for more than three years. From the initial three employees, they have grown to a core team of more than ten staff providing comprehensive services to more than thirty customers.

Ng Tse Meng said that employees also left during this period, and it was very challenging to effectively manage the team. He had a lot of "boss" experiences that he had never had before. That kind of hard work cannot be experienced by working in a bank. Fortunately, he and his older brother complement each other, as his brother is good at keeping the company in order, allowing him to have worry-free backend support when he is braving the front.

With the epidemic ending and the world gradually returning to normal, the Singapore government has attracted the world's attention with its "humane" epidemic control measures. With the surge in the number of applications for FOs, it is almost inevitable that the threshold will be raised, and policies will be tightened. In April 2022, Singapore increased the minimum asset management scale of the fund when applying for a FO from S$5 million to S$10 million, and clearly required that at least 10% of the funds be invested in the local Singapore market. In July 2023, the Monetary Authority of Singapore once again raised the entry threshold for a single office from the previous S$10 million to an asset management scale of S$20 million, and required two professional investors, at least one of whom cannot be a family member. Additionally, business spending requirements and asset investment strategy requirements have been added.

This undoubtedly makes it more difficult to establish a single-family office. Ruifeng’s strategic choice is to establish a multi-family office. Compared with a single-family office, Ng Tse Meng believes that the combination of multi-family office (MFO) plus variable capital company (VCC) has become another option. The MFO+VCC architectural design is only suitable for multi-family offices, and the two complement each other and are regarded as a "golden combination."

MFOs can provide resource and professional knowledge-sharing services for families, and achieve optimal resource allocation and synergy through integration. In addition, the use of MFOs can help reduce total costs. Compared with single-family offices, MFOs can share costs, reduce duplication of investment, and achieve economic benefits through large-scale operations.

Behind the booming FO market in Singapore, Ng Tse Meng foresees that FOs will also face a "shuffle" in the market in the future. Currently, there are more than a thousand FOs in Singapore, but not all of them perform well. The owners of the FOs are also shrewd businessmen. Annual operating costs, rental and salaries for FOs average nearly S$1 million a year.

"Operational efficiency and maintenance costs are important considerations," Ng Tse Meng said. "Next, there will be mergers and acquisitions between FOs, with the big ones merging with the smaller ones, and the strong ones eating up the weak ones. The ones that survive in the end are mostly FOs with strong and excellent long-term investment philosophies."

After ten years of sharpening a sword, Xiao Ming tests his edge

Ng Tse Meng grew up in a relaxed atmosphere within a Chinese family. He diligently studied and gained admission to Nanyang Technological University, choosing the emerging field of hotel management. "Emerging" represented opportunities; in fact, almost none of his classmates who graduated in hotel management are currently working in the hotel industry.

In the banking sector, Ng Tse Meng learned by doing various tasks and favors, even those beyond his job description. He didn't mind, and inadvertently built a network of influential connections. In 2011, with accumulated banking experience, he began leading a team when Swiss bank BSI established a new North Asia team in Singapore to expand its Asian business scope, and Ng Tse Meng was the leader. His team members, mostly seasoned veterans in banking, found his greatest advantage to be his proficiency in Mandarin, coupled with his sunny disposition. He was entering the burgeoning Chinese market at the perfect time.

According to data from the Chinese National Bureau of Statistics, in 2010, China's Gross Domestic Product (GDP) reached 39.8 trillion yuan, surpassing Japan's annual economic output for the first time, making China the world's second-largest economy. With great courage, Ng Tse Meng ventured abroad and BSI became one of the pioneering foreign banks to enter the Chinese market. Initially, due to cultural and habitual differences, the young Ng Tse Meng found himself in some amusing situations. Once, during a business dinner in China, only after devouring the first three courses, he realized that they were just the starters, and the main hot dishes were yet to come. He felt uneasy, but this experience allowed him to comprehend the business culture behind the local dining table, transforming into valuable experiences for the future.

Over the past decade, Ng Tse Meng's close interactions between China and Singapore have granted him an in-depth understanding of everything from the macroeconomic development to the intriguing lifestyle differences. Having settled in Shanghai for a long time and shifting from being a visitor to feeling like a local, Ng Tse Meng has even managed to engage in conversations in the local "Yangjingbang" Shanghainese dialect. This achievement stems from his diligence and dedication, shaping him into someone who truly understands both sides—a "China expert." His Chinese clients fondly refer to him as "Xiao Ming."

An essential mission of an FO is the transfer of wealth. Money Mind projects a massive intergenerational wealth transfer of around US$15.4 trillion globally by 2030. Research from Wealth-X indicates that approximately 12% of this, about US$1.9 trillion, will be transferred to heirs in Asia. This wealth encompasses ownership of businesses, properties, and other assets, as well as broader family financial concerns such as charitable funds and art collections. Given the common pitfalls in the transfer process, there's an urgent need to enhance financial education for beneficiaries.

Over the eventful and dynamic past two decades, Ng Tse Meng devoted himself to cultivating the Chinese market. In tandem with the burgeoning Chinese economy during the same period, he built a mature and stable clientele in China. Given this trend, Ng Tse Meng pays close attention to China's intergenerational wealth transfer. His current and future focus lies in understanding how to effectively serve China's high-net-worth individuals concerning estate planning and inheritance, leveraging his understanding and judgment of the Chinese market.

Reflecting on the process of achieving success, it becomes evident that Ng Tse Meng's success stems from his selfless dedication, treating clients and colleagues with genuine sincerity. Despite experiencing instances where employees he personally nurtured departed, taking client resources with them, he continues to work with an open and inclusive mindset alongside colleagues and younger generations.

Regarding these "betrayals," Ng Tse Meng doesn't dwell on them much. He simply remarks, "What can be taken away isn't really worth regretting. What can't be taken away is my reputation and trust." Indeed, the trust he painstakingly accumulated step by step with his clients hasn't been easily shattered by short-term gains. Recalling the impact of the subprime crisis in 2008, some clients remained loyal, steadfastly following his path of development, unwaveringly believing in him.

A successful private banker certainly possesses unique personal charisma. Ng Tse Meng, educated in English but fluent in Chinese, often reflects Eastern philosophy and cultural traits. He attributes this partly to his love for reading martial arts novels, which he believes has shaped his character.

During his youth, he thoroughly read the works of Jin Yong and Gu Long, iconic authors in the martial arts fiction genre. These seemingly casual interests quietly enriched his accumulation of knowledge about traditional Eastern culture. Jin Yong, using martial arts fiction to illustrate life, influenced countless loyal readers like Ng Tse Meng, who enjoyed classics like "The Legend of the Condor Heroes." Through these novels, he gained deep insights into Song and Yuan dynasty history. He mentioned that discussing Jin Yong's works became a great icebreaker, whether in business settings or with friends in Shanghai. The scenes from these novels subconsciously influenced his interactions, helping him navigate social situations with better understanding, facilitating communication by grasping nuances, and comprehending others' perspectives and intentions more easily.

Turning crisis into opportunity

In 2022, when RF Acquisition Corp. (RFAC) successfully went public on Nasdaq, his tears turned into laughter - "The dream finally came true!" What seemed like an incidental decision at the time paved the way for new business development strategies for the company's future, complementing Ruifeng Wealth Management's family office business. From a contemporary perspective, it's akin to bridging the public and private domain traffic, forging a new trajectory for business growth.

Reflecting on the early days of the pandemic, he said, "All work suddenly came to a halt. Unable to travel, colleagues were all stuck in Singapore, unexpectedly granting us ample time for desk work, leading to the development of new IPO services and merger and acquisition operations." As they say, the beginning is always the hardest. He chuckled, mentioning that the development process was also a learning curve. Just the legal compliance review alone incurred a significant "cost of learning," later realizing it could have been accomplished at less than half the cost. The successful merger with GCL Asia will be a testament to his approach to operating in the capital markets.

The process of investing in businesses is a journey of breaking through self-awareness and continuously learning diverse specialized fields. Identifying a high-quality enterprise compels one to delve into learning all aspects of that industry due to the intricate demands within the merger and acquisition processes. Through this, the team focuses on researching investment products and the underlying industry sectors, inadvertently enriching their knowledge base in investments. Over time, this has also formulated Ruifeng Wealth Management's unique set of investment principles.

In excellent financial investment institutions, the core remains centered around people. Often, investors aren't just investing in a business model or product, but in the founding team. From an investor's standpoint, venture capital requires exits, but talent requires ongoing investment.

For Ruifeng Wealth's investment team, considering the limitations of time and energy, it's impossible for one investor to cover all investment products. Hence, teamwork becomes pivotal in this scenario. Unity in thoughts and actions, mutual recognition, and trust among team members ensure the smooth progression of projects.

Ng Tse Meng hasn't set a definitive wealth target for himself. He finds more joy in the process of making money through his interests; naturally, wealth follows. In quiet moments, he enjoys reading and appreciating art. In January 2023, he purchased a local artwork, "Realm of Shadows" by Boo Sze Yang, for $15,000, which still adorns the walls of Ruifeng's office. He appreciates the hidden thoughts and emotions in the abstract modern painting, whether within or beyond the city, drawing endless inspiration from the artistry behind urban landscapes.

An investment guru once said, "Money is not everything. Make sure it works for you, not that you work for money." Wealth itself is just a number; it's the process of wealth creation that brings him the most joy. It brings to mind a famous line from TVB Hong Kong dramas' golden age: "In life, the most important thing is to be happy!" Though seemingly simple, achieving happiness ultimately requires wisdom in life.

As the interview concluded, the sky had darkened. Amidst a misty rain, on the rooftop garden of his new residence, Ng Tse Meng looked out at the cloud-covered Marina Bay Sands hotel, creating a picturesque scene. From the top-tier apartments of Orchard Road to the Marina Bay, the most captivating central spot of this enchanting city, silently embodies the power of wealth. Despite twenty years of navigating the financial sphere, Ng Tse Meng, having already accumulated wealth, isn't rushing to define success. With a childlike heart, he aims to continue contributing to Singapore's venture capital industry, transcending the lower levels of Maslow's hierarchy to pursue individual potential and self-actualization.

Biography of Ng Tse Meng: Success Requires Time to Define

Ng Tse Meng was born in Singapore to a businessman father and a mother who was a Chinese language teacher. His grandparents originally came from Fujian, China, and the Ng family roots have been grounded in Singapore for three generations. He graduated from Nanyang Technological University (NTU) in Singapore with a Bachelor's degree in Business.

After graduating, Ng Tse Meng almost became a car salesman after a job interview at a car dealership. However, just before officially signing the contract, he received an acceptance letter for a banking position, thus stepping into the banking industry. Within a few years, owing to his proficiency in Mandarin, he was assigned by Citibank to handle training operations in China.

Accumulating 16 years of wealth management experience in private banking, Ng Tse Meng worked for prominent European and American banks such as Citibank, Credit Suisse, BSI, and Pictet. In 2019, he founded Ruifeng Wealth Management, a family office, growing the initial three-member team to over ten members.

In March 2022, under his leadership, RF Acquisition Corp. (RFAC) successfully went public on Nasdaq for US$100 million. In October 2023, Ng Tse Meng's companies, RFAC and RF Dynamic, signed a merger agreement with Grand Centrex Ltd (GCL Asia), a Singapore-based Asian game distributor and publisher. Subsequently, it is expected that GCL Asia will go public on Nasdaq through the Special Purpose Acquisition Company (SPAC) merger.

Ng Tse Meng earnestly builds genuine trust and rapport with his clients. He is diligent, with an adventurous spirit in his character. Faced with setbacks, he perseveres, fueled by curiosity about the world and love for life, continuously pushing his limits. In 2011, he was honoured with the “Outstanding Young Private Banker” award by Private Banking International (PBI). Besides his professional endeavours, he gives back to society. During Tongji Hospital's 155th anniversary, he made a humble donation to contribute to charity. Last year, Ruifeng donated to the Hwa Chong Alumni Association (HCAA) soccer team, supporting the spirit of alumni promoting education at Hwa Chong Institution.

On the path to financial freedom, the value of a person is more important than the value of a single asset. Ng Tse Meng hasn't set a definitive wealth target for himself, believing that the definition of success isn't singular and requires time to define. He finds more joy in the process of making money through his interests, naturally leading to wealth accumulation.